CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of WidePoint Corporation for the year ended December 31, 2008.

/s/ Moss Adams LLP
Scottsdale, Arizona
April 17, 2009